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                                                                    Exhibit 99.9

                       AMENDMENT TO SERVICE EXPERTS, INC.
                      1997 NONQUALIFIED STOCK PURCHASE PLAN


          WHEREAS, on June 27, 1997, Service Experts, Inc. (the "Company") adopted the 1997 Nonqualified Stock Purchase Plan (the "Plan"); and

          WHEREAS, the Board of Directors desires to increase the number of authorized shares available for issuance under the Plan;

          NOW, THEREFORE, effective April 1, 1998, Article II of the Plan is hereby amended by deleting the reference to "one hundred thousand (100,000) shares of Sponsoring Employer Stock" and replacing such reference with "one hundred fifty thousand (150,000) shares of Sponsoring Employer Stock".


          IN WITNESS WHEREOF, the undersigned officer has executed this Amendment pursuant to authority granted by the Board of Directors of the Company on this 1st day of April, 1998.


                                       SERVICE EXPERTS, INC.




                                       By: /s/ Alan R. Sielbeck
                                           ------------------------------------

                                       Title: President
                                              ---------------------------------